UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2024

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31747	52-0898545
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	UUU	NYSE MKT LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on October 29, 2024, Universal Security Instruments, Inc., a Maryland corporation (“USI”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among USI, a wholly owned subsidiary of USI and Feit Electric Company, Inc., a California corporation. On November 18, 2024, Harvey B. Grossblatt, President and Chief Executive Officer of USI and USI entered into a letter agreement (the “Letter Agreement”) pursuant to which Mr. Grossblatt waived certain “change of control” payments to which he would be entitled pursuant to the terms of the Second Amended and Restated Employment Agreement dated as of July 18, 2005 by and between Mr. Grossblatt and USI. The waiver set forth in the Letter Agreement is only effective with respect to a “change of control” which would occur as a result of the transaction with Feit Electric pursuant to the terms of the Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(c)            Exhibits

The following exhibits are filed herewith:

Exhibit No.

10.1	Letter Agreement, dated November 18, 2024, waiving certain rights under the Second Amended and Restated Employment Agreement by and between Harvey B. Grossblatt and Universal Security Instruments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Registrant)

Date: November 19, 2024	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President